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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: September 1, 2000

                        TELTRAN INTERNATIONAL GROUP, INC.

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               (Exact name of Registrant as specified in charter)

Delaware                           0-25641                      11-3172507
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(State or Other             (Commission File No.)             (IRS Employer
Jurisdiction of                                             Identification No.)
Incorporation)

                  One Penn Plaza, Suite 4430, New York, New York     10119
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                   (Address of principal executive offices)       (Zip Code)


            Registrant's telephone number, including area code:  (212) 643-1283

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                  Item 5. Other Events.

The Company is subject to a non-public investigation by the Securities Exchange Commission. The Company is cooperating fully with the Commission and has provided documents and its officers have given testimony. In the course of the proceeding, the Commission's staff is looking into various matters related to the Company including certain accounting policies and procedures, the accounting treatment of an acquisition and certain public announcements. The Company has implemented measures it previously announced, including a change of auditors for the parent, a new United Kingdom chief financial officer and new chartered accountants for our U.K. subsidiaries. Our new auditors are Rothstein Kass & Company, P.C.. Rothstein Kass & Company, P.C. are reviewing our prior financial statements and will advise the Company to the extent the Company's prior financial statements should be restated if at all.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 1, 2000

                              TELTRAN INTERNATIONAL GROUP, LTD.
                                         (Registrant)


                              By: /s/ Byron Lerner
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                                 Byron Lerner, President